Exhibit 1 .1 EXHIBIT “A1” For Ministry Use Only A l’usage exclusif du ministere Ministèrs des Ontario Corporation Number Government Services Services gouvemementaux Numéro de la société en Ontario 641402 Ontario CERTIFICATE CERTIFICAT This is to certify that these articles Ceci certifie que las presents statuts are effective on entrent en vigueur le NOVEMBER 30 NOVEMBRE, 2010 [ILLEGIBLE] Director /director Bussiness Corporations Act / Lot sur les aociétés par actions ARTICLES OF CONTINUANCE STATUTS DE MAINTIEN 1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS) Dènomination sociale de la société : (Ècrire en LETTRES MAJUSCULES SEULEMENT) O P E L I N T E R N A T I O N A L I N C 2. The corporation is to be continued under the name (if different from 1); Nouvelle dénomination sociale da la sotiété (si elte différente de celle inscrite ci-dessus): O P E L S O L A R I N T E R N A T I O N A L I N C , 3. Name of jurisdiction the corporation is leaving: / Nom du territoire (province ou tarritoire. État ou pays) que quitte la soclété: New Brunswick Name of Jurisdiction / Nom du torritoire 4. Data of incorporation/amalgamation: / Date de la constitution ou de la fusion: November 14, 1985 Year, Month. Année / annoo. mois, jour 5. The address of the registered office is: / Adresse du siège social en: Suite 501, 121 Richmond Street West Street & Namoer or R.R. Number & if Multi-Office Building give Room No. Rue or numeru ou numèro de fa R.R. et. s’il s’agit d’un odifice a bureaux, numero du bureau ONTARIO M 5 H 2 K 1 Toronto Name of Municipality or Post Qffice / Nom de la municipalité ou du bureau de poste Postal Code/Code postal Form 6 Business Corporations Act Formule 6 Lot sur les sociétés par actions 07171E (06/2007)

2

6. Number of directors is/are: *Nombre d'administrateurs :*

Fixed number *Nombre fixe*	OR minimum and maximum *OU minimum et maximum*	
	1	15

7. The director(s) is/are: / *Administrateur(s) :*

First name, middle names and surname *Prénom, autres prénoms et nom de famille*	Address for service, giving Street & No. or R.R. No., Municipality, Province, Country and Postal Code *Domicile élu, y compris la rue et le numéro ou le numéro de la R.R., le nom de la municipalité, la province, le pays et le code postal*	Resident Canadian State 'Yes' or 'No' *Résident canadien Oui/Non*
David Slomka	35 Ha'Shechafim Street, Raanana, Israel 43724	No
Denis Colbourne	83 Langford Crescent, Kanata, ON K2K 2N6	Yes
Lawrence R. Kunkel	83 North Pearson Drive, Warwick, RI, USA 02888	No
Leon M. Pierhal	18 Linden Court, North Kingstown, RI, USA 02852	No
Samuel Peralta	31750 The Queensway, Suite 518, Toronto, ON M9C 5H5	Yes

8. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la société.

None

07171E (06/2007)

3 9. The classes and any maximum number of shares that the corporation is authorized to issue: Catégories et nombre maximal, s’il y a lieu, d’actions que la société est autorisée â émettre: The Corporation is authorized to issue an unlimited number of common shares and one Special Voting Share: 07171E (06/2007)

4 10. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any crass of shares which may be issued in seriës; Droits, privilêges, restrictions et conditions, s’il y a lieu, rattachés á chaque catégorie d’actions et pouvoirs des administrateurs relalifs á chaque catégorie d’actions qui peut ètre émise en série: See attached Schedule “A” on page 4A-4B, 07171E (06/2007)

4A Schedule “A” OPEL INTERNATIONAL INC. (hereinafter referred to as the “Corporation”) THIS IS SCHEDULE “A” TO THE FOREGOING FORM 6 UNDER THE BUSINESS CORPORATIONS ACT (ONTARIO) The common shares shall have attached thereto the following rights, privileges, restrictions and conditions: (a) Voting. Each common share shall entitle the holder thereof to one (I) vote at all meetings of the shareholders of the Corporation (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions hereof or pursuant to the provisions of the Act). (b) Dividends. The holders of the common shares shall be entitled to receive, as and when declared by the board of directors, in equal amounts per common share, dividends payable in money, property or by the issue of fully paid shares of the capital of the Corporation. (c) Liquidation, etc. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the common shares shall be entitled to receive, in equal amounts per common share, the remaining property of the Corporation, The Special Voting Share shall have attached thereto the following rights, privileges, restrictions and conditions: (d) Dividends. The holder of the Special Voting Share shall not be entitled to any dividends or other distributions in respect of such share. (c) Liquidation, dissolution or winding-up. In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holder of the Special Voting Share shall not be entitled to receive any assets, property or other amounts from the Corporation or otherwise. (f) Voting rights. The holder of the Special Voting Share shall be entitled to receive notice of and to attend and vole at any annual and special meetings of the shareholders of the Corporation and shall be entitled to that number of votes as is equal to the aggregate number of Common Shares that may be acquired upon exercise of the holder exchange rights attached to all outstanding shares of Exchangeable Common Stock of OPEL Inc. (the “Exchangeable Shares”) as of the close of business on the record date for such meeting. (g) The holder of the Special Voting Share and the holders of the common shares of the Corporation shall vote together as a single class on all matters, except to the extent that voting as a separate class is required by applicable law.

4B (h) Redemption by Corporation. The Special Voting Share shall be automatically redeemed by the Corporation, without the requirement to provide any prior notice to the holder of the Special Voting Share, immediately once no Exchangeable Shares, or rights or options to acquire Exchangeable Shares, remain outstanding (a “Redemption Event”). (i) Following the occurrence of a Redemption Event, the Corporation shall pay to the holder of the Special Voting Share an amount equal to the stated capital attributable to the Special Voting Share as a class as shown on the books of the Corporation at the time of the Redemption Event, such amount being herein referred to as the “Redemption Price”. (j) In the case of the redemption of the Special Voting Share, the Corporation shall, as soon as practicable following the Redemption Event, mail or otherwise provide to the holder of the Special Voting Share a notice in writing of the redemption of such Special Voting Share, Such notice shall be provided to such holder in such manner as may be determined by the Corporation; provided, however, that accidental failure to give any such notice shall not affect the validity of such redemption. Such notice shall set out the Redemption Price and the date (the “Redemption Date”) on which the redemption is effective (being the date of occurrence of the Redemption Event). On or after the Redemption Date, the Corporation shall pay or cause to be paid to or to the order of the holder of the Special Voting Share so redeemed the Redemption Price on presentation and surrender to the Corporation of the certificate representing the Special Voting Share. Such payment shall be made by cheque payable at par at any branch of the Corporation’s bankers in Canada. From and after the Redemption Date, the holder of the Special Voting Share so redeemed shall cease to be entitled to exercise any of the rights of a holder of the Special Voting Share other than to claim payment of the Redemption Price. The Corporation shall have the right at any time after a Redemption Event to deposit the Redemption Price of the Special Voting Share to a special account in any chartered bank or in any trust company in Canada named in such notice, to be paid without interest to or to the order of the holder of such Special Voting Share upon presentation and surrender to such bank or trust company of the certificate representing the same, and the rights of the holder thereof shall be limited to receiving, without interest, the Redemption Price so deposited against presentation and surrender of the said certificate and any interest allowed on such deposit shall belong to the Corporation.

5 11. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows: L’émission, le transfert ou la proprétè d’actions est/n’est pas restricint. Les restrictions, s’il y a lieu, sont les suivantes : None 07171E (06/2007)

6 12. Other provisions, (if any): Autres dispositions s’il y a lieu: None 07171 (05/2007)

7 13. The corporation has complied with subsection 180(3) of the Business Corporations Act. La société s’est conformée au paragraphe 180(3) de la Loi sur les sociétès par actions. 14. The continuation of the corporation under the laws of the Province of Ontario has been properly authorized under the laws of the jurisdiction in which the corporation was incorporated/amalgamated or previously continued on Le maintien de la sociétè en vertu des lois de la province de l’Ontario a étè dument autorisé en vertu des lois de l’autorité législative sous le régime de laquelle la sociétè a été constituée ou fusionnée ou antérieurement maintenue le 2010-06-18 Year, Month, Day année, mors, jour 15. The corporation is to be continued under the Business Corporations Act to the same extent as if it had been incorporated thereunder. Le maintien de la sociéié en vertu de la Loi sur les sociétès par actions a le meme effet que si la sociêt avait èté constituée en vertu de cette loi. These articles are signed in duplicate. Les présents statuts sont signès en double exemplaire. OPEL INTERNATIONAL INC. Name of Corporation / Dénomination sociate de la societe By/Par [ILLEGIBLE] Signature / Signature Michel Lafrance Print name of signatory / Nom du signataire on lettres mouiées Secretary Description of Office / Fonction These articles must be signed by a director or officer of the corporation (e.g. president, secretary) Ces statuts doivent étre signés par un administrateur ou un dirigeant de la sociétè (p ex.: président, secrètaire). 07171E (06/2007)

For Ministry Use Only
À l'usage exclusif du ministère

Ministry of Government Services
Ministère des Services gouvernementaux

Ontario

Ontario Corporation Number
Numéro de la société en Ontario

641402

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

AUGUST 25 AOÛT, 2011

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT) :

OPEL SOLAR INTERNATIONAL INC.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT) :

OPEL TECHNOLOGIES INC.

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :

1985/11/14

(Year, Month, Day)
(année, mois, jour)

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number of directors is/are: / Nombre d'administrateurs :
minimum and maximum number of directors is/are: / nombres minimum et maximum d'administrateurs :

Number / Nombre		minimum and maximum / minimum et maximum	
	or / ou	1	15

5. **The articles of the corporation are amended as follows:**
Les statuts de la société sont modifiés de la façon suivante :

The corporation changes its name to:
OPEL TECHNOLOGIES INC.

07119 (2011/05)
© Queen's Printer for Ontario, 2011 / © Imprimeur de la Reine pour l'Ontario, 2011
Page 1 of/de 2

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the *Business Corporations Act*.
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la *Loi sur les sociétés par actions*.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2011/06/21

(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

OPEL SOLAR INTERNATIONAL INC.

(Print name of corporation from Article 1 on page 1)
(Veuillez écrir le nom de la société de l'article un à la page une).

By/
Par: Michel Lafrance

(Signature)
(Signature)

MICHEL J. LAFRANCE, SECRETARY

(Description of Office)
(Fonction)

07119 (2011/05)

Page 2 of/de 2

For Ministry Use Only Ontario Corporation Number À I’usage exclusif du ministère Numéro de la société en Ontario Ministry of Ministère des Government Services Services gouvemementaux 641402 Ontario CERTIFICATE CERTIFICAT This is to certify that these articles Ceci certifie que les présents statuts are effective on entrent en vigueur le JULY 23 JUILLET, 2013 [ILLEGIBLE] Director /Directrice Business Corporations Act / Loi sur les sociétès per actions ARTICLES OF AMENDMENT STATUTS DE MODIFICATION 1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS) Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT): O P E L T E C H N O L O G I E S I N C . 2. The name of the corporation is changed to (if applicable ): (Set out in BLOCK CAPITAL LETTERS) Nouvelle dénomination sociale de la société (s’il y a lieu) écrire en LETTRES MAJUSCULES SEULEMENT): P O E T T E C H N O L O G I E S I N C . 3. Date of incorporation/amalgamation: Date de la constitution ou de la fusion : 1985/11/14 (Year, Month, Day) (année, mois, jour) 4. Complete only if there is a change in the number of directors or the minimum / maximum number of directors. II faut remplir cette partie seulement si le nombre d’administrateurs ou si le nombre minimal ou maximal d’administrateurs a changé. Number of directors is/are: minimum and maximum number of directors is/are: Nombre d’administrateurs : nombres minimum et maximum d’administrateurs : Number minimum and maximum Nombre minimum et maximum or 3 15 ou 5. The articles of the corporation are amended as follows: Les statuts de la société sont modifiés de la façon suivante : The corporation changes its name to: POET TECHNOLOGIES INC. Form 3 Business Corporations Act Formule 3 Loi sur les sociétés par actions 07119 (2011/05) © Queen’s Printer for Ontario, 2011 / © Imprimeur de la Reine pour I’Ontario, 2011 Page 1 of/de 2

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act. La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions. 7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le 2013/06/21 (Year, Month, Day) (année, mois, jour) These articles are signed in duplicate. Les présents statuts sent signés en double exemplaire. OPEL TECHNOLOGIES INC. (Print name of corporation from Article 1 on page 1) (Veuillez écrir le nom de la société de l’article un à la page une). By/ Par: [ILLEGIBLE] MICHEL J. LAFRANCE, SECRETARY (Signature) (Description of Office) (Signature) (Fonction) 07119 (2011/05) Page 2 of/de 2